Exhibit 99.6

FMC TECHNOLOGIES, INC. 5875 N. SAM HOUSTON PKWY. W. HOUSTON, TX 77086

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time on [            ], 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone from within the United States, United States Territory and Canada to transmit your voting instructions up until 10:59 p.m. Central Time on [            ], 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E13907-[        ]                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FMC TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR Items 1, 2 and 3:						For	Against	Abstain
1. Proposal to adopt the Business Combination Agreement, dated as of June 14, 2016 (the “Business Combination Agreement”), among FMCTI, Technip S.A. and TechnipFMC Limited						☐	☐	☐

2.     Proposal to approve any motion to adjourn the FMCTI Special Meeting to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the FMCTI Special Meeting to approve Item 1

						☐	☐	☐

3.     Proposal to approve on a non-binding, advisory basis, certain compensation arrangements for FMCTI’s named executive officers in connection with the transactions contemplated by the Business Combination Agreement, which are disclosed in the section entitled “Stockholder Vote on Certain Compensatory Arrangements” of the Proxy Statement/Prospectus

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NOTE: This proxy delegates discretionary authority with respect to any other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

NOTE: Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. All holders should sign. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the FMCTI Special Meeting:

The Proxy Statement/Prospectus is available at www.proxyvote.com.

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Proxy	FMC TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas J. Pferdehirt, Maryann T. Mannen and Dianne B. Ralston, and each of them, proxies for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of FMC Technologies, Inc. (“FMCTI”) that the undersigned is entitled to vote at the Special Meeting of Stockholders of FMCTI (the “FMCTI Special Meeting”) to be held on [            ], 2016, at [            ], at [            ] Central Time, and any adjournment or postponement thereof. Information regarding the matters to be voted upon is set forth in the Notice of Special Meeting of Stockholders and the proxy statement/prospectus of which such notice forms a part (the “Proxy Statement/Prospectus”).

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND THE PROXY STATEMENT/PROSPECTUS RELATING TO THE FMCTI SPECIAL MEETING.

If no direction is made, this proxy will be voted FOR Item 1, FOR Item 2 and FOR Item 3.

FIDELITY MANAGEMENT TRUST COMPANY, Trustee:

You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock represented by participant’s interest in the FMC Technologies, Inc. Stock Fund of the FMC Technologies, Inc. Savings and Investment Plan.

Unless otherwise instructed prior to [            ], 2016, the Trustee WILL VOTE these shares in the same proportion as the number of shares for which the Trustee has received voting instructions.

BANCO POPULAR DE PUERTO RICO, Trustee:

You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock represented by participant’s interest in the FMC Technologies, Inc. Stock Fund of the FMC Puerto Rico Savings and Investment Plan.

Unless otherwise instructed prior to [            ], 2016, the Trustee WILL VOTE these shares FOR Item 1, FOR Item 2 and FOR Item 3.

NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Item 1, FOR Item 2 and FOR Item 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side